POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints each of Craig Carberry and Patrick M. D’Oonofrio of Northern Trust, and Philip Harris, Eric Requenez and Kevin Hardy of Skadden, Arps, Slate, Meagher & Flom LLP as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key (“CIK”) and the CIK confirmation code (“CCC”) from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each Northern Trust closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until the undersigned no longer has an obligation to file statements under the acts cited above, or until specifically revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or Northern Trust or its affiliates (as the case may be).

By:	/s/ Randal Rein

Print:	Randal Rein

Date:	11/10/11

Annex A

Northern Trust Closed-End Investment Companies

NT Alpha Strategies Fund
NT Equity Long/Short Strategies Fund

Last updated: As of October 3, 2011